Exhibit 99.1

Aravive Announces Three New Appointments to its Board of Directors

Further Strengthens Senior Executive Leadership Team

HOUSTON, May 18, 2021 – Aravive, Inc. (Nasdaq: ARAV), a clinical-stage oncology company developing innovative therapeutics to treat life-threatening diseases, today announced the appointments of John A. Hohneker, M.D., Sigurd C. Kirk, and Peter T.C. Ho, M.D., Ph.D. to its Board of Directors. Mr. Kirk was also appointed to serve on the Audit Committee of the Board. Dr. Hohneker was also appointed to serve on the Compensation Committee of the Board.

“We are pleased to welcome Dr. John Hohneker, Mr. Sigurd Kirk, and Dr. Peter Ho to our Board of Directors. They will further strengthen our Board, as they bring extensive drug development and business development expertise to Aravive,” said Fred Eshelman, Pharm.D., Chairman of the Board of Aravive. “Their experience in biopharmaceutical and healthcare senior executive leadership positions will be valuable to the Company as we continue to advance our AVB-500 clinical development program to treat life-threatening cancers. We look forward to their contributions to the future success of Aravive.”

Dr. John Hohneker has more than 30 years of experience as an innovative senior biopharmaceutical physician executive and leader with significant drug development experience and a strong track record of success. He currently serves on the Board of Directors of Evelo Biosciences, a publicly traded company, and on the Board of privately held Trishula Therapeutics, Inc.

Dr. Hohneker has advanced several drugs (biologics and small molecules) from pre-clinical evaluation through Phases 1-4 and market registration across multiple therapeutic areas, including oncology and immunology. Previously, in various senior management positions, including at Novartis and GlaxoSmithKline, he played a critical role in numerous highly successful commercial product launches.

Dr. Hohneker received his M.D. from the University of Medicine and Dentistry of New Jersey, Robert Wood Johnson (previously known as Rutgers) Medical School and completed his internship and residency in internal medicine and his fellowship in medical oncology at the University of North Carolina. He received his bachelor’s degree in Chemistry from Gettysburg College.

Mr. Sigurd (Sig) C. Kirk is a senior corporate business development executive with more than 15 years of pharmaceutical leadership experience in the areas of branded biopharmaceutical, medical device and generic products.

In his most recent position, Mr. Kirk was Executive Vice President, Corporate Business Development at Allergan, where he was a member of the Executive Leadership Team. He was an integral member assessing development and commercial opportunities, leading due diligence, as well as negotiating and transacting key legal and financial terms.

Previously, Mr. Kirk was at Barr Pharmaceuticals, Inc., formerly a $2.8B global specialty pharmaceutical company that was acquired by Teva Pharmaceuticals. In his last role there, he was Senior Vice President, Global Controller and Chief Accounting Officer.

Mr. Kirk started his career at Deloitte & Touche as an Audit Manager, earning his CPA certification.

He received his Bachelor of Business Administration degree from Pace University.

Dr. Peter T.C. Ho has more than 25 years of biotechnology and pharmaceutical industry experience in numerous operational roles that have ranged from senior management in large pharmaceutical companies, including leading the oncology discovery and early development group at GlaxoSmithKline, to corporate officer roles in small public biotech (Epizyme) and start-up private biotech (BeiGene and Boston Pharmaceuticals) companies. He also currently serves as Senior Scientific and Medical Advisor to Overland Pharmaceuticals, D3 Bio, and M4K Pharma, and is a Scientific Advisory Board member of Accent Therapeutics.

Dr. Ho has significant experience in senior executive leadership roles in the areas of solid tumor and hematologic oncology. In nearly 30 years in private industry and the federal government, he has been directly responsible for the first-time-in-human dosing of 19 anticancer agents and has overseen the development of over 60 hematology and oncology compounds throughout all phases of clinical trials. He has played a key role in the product approvals of several new chemical entities (NCE) and biologics.

Dr. Ho is currently an Adjunct Associate Professor in the Division of Chemical Biology and Medicinal Chemistry at the Eshelman School of Pharmacy, University of North Carolina. Dr. Ho received his M.D. and Ph.D. (pharmacology) degrees from Yale University and then completed a pediatrics residency at The Children's Hospital of Boston, followed by clinical fellowships in pediatric hematology/oncology at the Dana-Farber Cancer Institute and in clinical oncology and regulatory sciences jointly through the U.S. FDA and the National Cancer Institute. He received his bachelor’s degree in Biology at Johns Hopkins University.

About Aravive

Aravive, Inc. is a clinical-stage oncology company developing innovative therapeutics to treat life-threatening diseases. Aravive’s lead therapeutic, AVB-500, is a first-in-class ultra-high affinity decoy protein that targets the GAS6-AXL signaling pathway associated with tumor cell growth, tumor metastasis, resistance to treatment and decreased survival. AVB-500 has the potential to be combined with multiple anti-cancer therapies across several tumor types, due to its novel mechanism of action and favorable safety profile. AVB-500 has been granted Fast Track Designation by the U.S. Food and Drug Administration in platinum resistant recurrent ovarian cancer. The Company is currently evaluating AVB-500 in a registrational Phase 3 trial in platinum resistant ovarian cancer and a Phase 1b/2 trial in clear cell renal cell carcinoma. Aravive plans to initiate a Phase 1b/2 trial evaluating AVB-500 in first-line treatment of pancreatic cancer in the second half of 2021. The Company is based in Houston, Texas and received a Product Development Award from the Cancer Prevention & Research Institute of Texas (CPRIT) in 2016. For more information, please visit www.aravive.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions and includes statements regarding the new directors further strengthening the Company’s Board of Directors, the contributions to be made by the new members of the Board of Directors, plans to investigate AVB-500 in a Phase 1b/2 clinical trial as a first-line treatment for pancreatic cancer, and the potential of AVB-500 to be combined with multiple anti-cancer therapies across several tumor types, due to its novel mechanism of action and favorable safety profile. Forward-looking statements are based on current beliefs and assumptions, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement as a result of various factors, including, but not limited to, risks and uncertainties related to: the contributions to be derived from the new directors, the ability of the new directors and management team to execute the Company’s business plan, the Company’s ability to recruit for and enroll the expected number of patients into the Phase 3 trial of AVB-500 in PROC and its other trials as planned and its ability to report data as planned, the ability to initiate a Phase 1b/2 trial evaluating AVB-500 in first-line treatment of pancreatic cancer in the second half of 2021, the impact of COVID-19 on the Company's clinical strategy, clinical trials, supply chain and fundraising, the Company's ability to expand development into pancreatic cancer and other additional oncology indications, the Company's dependence upon AVB-500, AVB-500's ability to have favorable results in clinical trials and ISTs, the clinical trials of AVB-500 having results that are as favorable as those of preclinical and clinical trials, the ability to receive regulatory approval, potential delays in the Company's clinical trials due to regulatory requirements or difficulty identifying qualified investigators or enrolling patients especially in light of the COVID-19 pandemic; the risk that AVB-500 may cause serious side effects or have properties that delay or prevent regulatory approval or limit its commercial potential; the risk that the Company may encounter difficulties in manufacturing AVB-500; if AVB-500 is approved, risks associated with its market acceptance, including pricing and reimbursement; potential difficulties enforcing the Company's intellectual property rights; the Company's reliance on its licensor of intellectual property and financing needs. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, recent Current Reports on Form 8-K and subsequent filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Joseph T. Schepers

VP, Investor Relations, Aravive, Inc.

jschepers@aravive.com

(770) 558-5517